UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 18, 2007
SWIFT TRANSPORTATION CO., INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-18605	86-0666860

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2200 South 75th Avenue, Phoenix, Arizona		85043

(Address of Principal Executive Offices)		(Zip Code)
(602) 269-9700
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
We are providing in this Report on Form 8-K our results for the three months ended March 31, 2007. Net earnings were $10.0 million or $0.13 per diluted share compared to $37.9 million or $0.50 per diluted share for the three months ended March 31, 2007 and 2006, respectively. First quarter results in 2007 and 2006 include $36,000 and $811,000, respectively, in pre-tax benefit for the reduction in market value of the interest rate derivative agreements. In addition, first quarter 2006 results include a $5.1 million gain from the settlement of litigation. Excluding the impacts of the interest rate derivative agreements and the litigation settlement, net earnings for the first quarters of 2007 and 2006 would have been $10.0 million or $0.13 per diluted share and $34.2 million or $0.45 per diluted share, respectively (see Net Earnings Reconciliation Table in the exhibit attached). First quarter 2007 results were impacted by the Company’s pending merger with Saint Acquisition Corporation, severe weather conditions, higher fuel costs and softer freight demand industry-wide during the quarter.
A copy of our unaudited condensed consolidated statement of earnings and additional information for the three months ended March 31, 2007 and 2006 is attached at Exhibit 99.1.
The information in this Form 8-K and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

99.1	Condensed Consolidated Statement of Earnings and Additional Tables as of and for the three months ended March 31, 2007 and 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 18, 2007

SWIFT TRANSPORTATION CO., INC.
/s/ Glynis Bryan
By: Glynis Bryan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit 99.1 — Condensed Consolidated Statement of Earnings and Additional Tables as of and for the three months ended March 31, 2007 and 2006